---------------------------------------------------------------


                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

 Filed by the Registrant           [X]

 Filed by a Party other than the Registrant [ ]

 Check the appropriate box:

 [ ] Preliminary Proxy Statement

 [X]  Definitive Proxy Statement

 [ ] Definitive Additional Materials

 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
                              ---------------

                         LOGIC DEVICES INCORPORATED
                (Name of Registrant as Specified In Its Charter)

     (Name of Person Filing Proxy Statement, if other than the Registrant)

 ---------------
 Payment of Filing Fee (Check the appropriate box):

 [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2),
 or Item 22(a)(2) of Schedule 14a.

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

 [ ] Fee computed on table below per Exchange Act Rule 14-a-6(i)(4) and 0-11

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

                ----------------------------------------------

                           LOGIC DEVICES INCORPORATED
                               1320 ORLEANS DRIVE
                             SUNNYVALE,  CA  94089



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 19, 1997




  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Logic Devices Incorporated, a California corporation (the "Company"), will be held at the offices of Logic Devices Incorporated, 1320 Orleans Drive, Sunnyvale, California 94089, on June 19, 1997 at 10:30 a.m., local time, for the following purposes:

      1. To elect a Board of Directors;

      2. Approval of Stock Incentive Plan;

      3. To transact such other business as may properly come before the meeting.

 Shareholders of record at the close of business on May 1, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                                By   Order   of  the  Board  of
 Directors,



                                                TODD J. ASHFORD
                                                Secretary

 Sunnyvale, California
 April 29, 1997





 THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                           LOGIC DEVICES INCORPORATED
                               1320 ORLEANS DRIVE
                             SUNNYVALE,  CA   94089

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 19, 1997

                                  INTRODUCTION

      The accompanying Proxy is solicited by the Board of Directors (the "Board") of Logic Devices Incorporated, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournments thereof. The Company's principal executive offices are located at 1320 Orleans Drive, Sunnyvale, California 94089, and its telephone number is (408) 542-5400. Shareholders of record at the close of business on May 1, 1997 are entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about May 7, 1997.

                                  THE MEETING

      On May 1, 1997, there were issued and outstanding 6,121,750 shares of common stock, no par value ("Common Stock"), held by approximately 3,700 holders of record. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, except for the election of directors in which holders of Common Stock may cumulate their votes.

      The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum. The affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the meeting, in person or by proxy, (which shares voting affirmatively also constitute at least a majority of the quorum) will be necessary for the taking of all action which may properly come before the meeting. Abstentions are considered present at the Annual Meeting and counted in determining whether a quorum is present. Shares represented by broker non-votes will be considered present at the Annual Meeting and will be counted in
 determining  whether  a quorum is present.   With  respect  to  all  matters,
 abstentions and broker non-votes will not be counted in determining the number of shares voted for or against any proposal.

      Shareholders are permitted to vote cumulatively in the election of directors, and the candidates receiving the highest number of affirmative votes will be elected. Cumulative voting entitles each shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder and permits each shareholder to cumulate such votes for one candidate or distribute such votes among the candidates in such proportion as the shareholder may determine. In order to vote cumulatively a shareholder must give notice of his intention to cumulate votes by proxy or at the meeting, and all candidates must be placed in nomination prior to the voting. After any shareholder has properly given such notice, every shareholder will be entitled to cumulate his votes in the election of directors.

      The named proxies do not intend to give notice of their intention to cumulate their votes, but they may elect to do so in the event of a contested election or any other unexpected circumstances. Discretionary authority to cumulate votes is being solicited hereby, including the authority to cumulate votes for all or fewer than all of the nominees, in the discretion of the persons named as proxies. See "Election of Directors."


 PROXIES AND PROXY SOLICITATION

      All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated, the proxies will be voted for the election of each nominee named below under "Election of Directors" in such cumulative proportions as the proxies determine, in their sole discretion, and for the approval of the Stock Incentive Plan. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a shareholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or if a shareholder is present at the meeting, he may elect to vote his shares personally.

      In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegram. The Company will also request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock which are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

 ELECTION OF DIRECTORS
      At the meeting, a Board of five Directors is to be elected. See "Election of Directors--Information Concerning Nominees for Election as
 Directors." Each director elected at the meeting will hold office until the next annual meeting of shareholders of the Company or until his respective successor is duly elected and qualified. See "The Meeting."

      The Board has nominated and it is the intention of the persons named as proxies in the enclosed proxy, unless otherwise instructed, to vote FOR the election of the nominees named below, each of whom has consented to serve as a director if elected. All of the nominees have previously served as directors of the Company. The proxies solicited hereby will not be voted for a greater number of persons than the number of nominees named.

 INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

 The following information is furnished with respect to each nominee:



                        Year
                        First   Principal Occupation
 NOMINEE           AGE  ELECTED  OTHER DIRECTORSHIPS (1)

 Howard L. Farkas    73 1983 Mr. Farkas is Chairman of the Board of the Company
                          and has been a director since 1983. Mr. Farkas has been part owner of and a broker with Farkas Group, Inc., a commercial real estate company, since 1981. He has been a business advisor to Mr. S.A. Hellerstein, trustee of the Farkas Trusts, and Mr. Hellerstein's predecessor as Trustee, since 1964. He serves as a director of Synthetech, Inc., Power Cell, Inc. and Acquisition Industries, Inc. Mr. Farkas is a vice president of G.A.S. Corp., a privately held corporation which serves as the corporate general partner of Gas Acquisition Services Limited
                          Partnership. On June 27, 1990, such limited partnership sought protection under Chapter 11 of the federal bankruptcy laws. On September 23, 1992, Mr. Farkas filed for personal protection under Chapter 7 of the federal bankruptcy laws.

 William J. Volz    49 1983 Mr. Volz is a founder of the Company and has been a director since its inception. Mr. Volz has been President and principal operating officer of the Company since December 1987. He served as the Company's Vice President of Engineering from August 1983 to December 1987.

 Burton W. Kanter    66 1983 Mr. Kanter has served as a director of the Company since 1983. He is Chief Executive Officer of Walnut Capital Corp., a private venture capital firm and small business investment company. He is of counsel to the law firm of Neal Gerber & Eisenberg in
                          Chicago. He serves as a director of HealthCare COMPARE Corp., Scientific Measurement Systems, Inc., Channel America LPTV Holdings, Inc., PowerCell-Inc., and Walnut Financial Services, Inc.

 Albert Morrison, Jr.  58 1983 Mr. Morrison  has  served  as  a director of the
                          Company since 1983 and has been President of Morrison Brown Argiz & Company, P.C., a certified public accounting firm in Miami, Florida, since 1969.

 Bruce B. Lusignan    47 1996 Dr. Lusignan has served as a director since 1996.
                          Dr. Lusignan is Director of the Communications Satellite Planning Center, a research laboratory of Stanford University's Electrical Engineering Department. Dr. Lusignan is Vice President of Engineering for Primary Communication, Inc., a small telecommunications consulting firm, and does consulting work for Becker, Gurman, Lucas, Meyers and O'Brien (regulatory law), Mendes and Mount (satellite insurance), the Intergovernmental Bureau of Informatics, Cairo University, King Saud University, E.F. Johnson Corporation, and the U.S. Congress Office of Technology Assessment.


 (1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940 are listed in the above table.

 BOARD AND COMMITTEE MEETINGS

      The Board has an Audit Committee and a Compensation Committee. Presently, the members of the Audit Committee are Howard L. Farkas, Burton W. Kanter and Albert Morrison, Jr., and the members of the Compensation Committee are Howard
 L. Farkas, William J. Volz and Burton W. Kanter.

      The functions of the Audit Committee include reviewing the independence of the Company's independent auditors, recommending to the Board the
 engagement  and  discharge   of  independent  auditors,  reviewing  with  the
 independent auditors the plan and results of auditing engagements, reviewing the scope and adequacy of internal accounting controls and directing and supervising special investigations. The Audit Committee held one meeting during fiscal 1996. All members of the Audit Committee were present at the meeting

      The functions of the Compensation Committee include reviewing and making recommendations to the Board with respect to the compensation of officers and other employees of the Company and establishing employee benefit programs. The Compensation Committee held one meeting during fiscal 1996. All members of the Compensation Committee were present at the meeting.

      The Board has not designated a Nominating Committee; rather, the Board as a whole performs the functions which would otherwise be delegated to such committee. In recommending Board candidates, the Board seeks individuals of proven judgement and competence and considers such factors as anticipated participation in Board actions, education, geographic location and special talents or attributes. Shareholders who wish to suggest qualified candidates should write to the Board stating in detail the qualifications of such persons for consideration.

      The Board held three meetings during fiscal 1996. All members of the Board attended each meeting during the year except for Mr. Morrison who attended only one of the meetings personally and participated in one of the other meetings by conference telephone call.

 DIRECTORS' COMPENSATION

      Directors did not receive any compensation during 1996 or the previous ten years for either their services as directors or for their services on the various Board committees. As discussed under "Certain Relationships and Related Transactions", the three current non-employee directors were granted on February 15, 1995 warrants to purchase an aggregate of 220,000 shares of the Company's Common Stock at an exercise price of $2.5625 per share (the last reported Nasdaq transaction price on February 15, 1995). During 1996 the Company extended loans to two of the non-employee director warrant holders to purchase 120,000 shares of Common Stock at the warrant exercise price of $2.5625. The notes mature July 1998 and accrue interest at the reference rate of the Company's primary commercial lender plus 2%.

                    PROPOSAL TO ADOPT STOCK INCENTIVE PLAN

      On April 12, 1997, the Board of Directors unanimously adopted resolutions approving the Logic Devices Incorporated 1996 Stock Incentive Plan (the "Stock Incentive Plan"), subject to shareholder approval, to promote equity ownership by directors, selected officers and employees of the Company, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ of the Company.

 ADMINISTRATION

      The Stock Incentive Plan is to be administered by the Stock Incentive Plan Administrative Committee which will be comprised of at least two non-employee directors appointed by the Board of Directors (the "Stock Incentive Committee"). The Stock Incentive Committee will have the authority, subject to review by the Board of Directors, to select the individuals to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the Stock Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Incentive Plan.

      The Stock Incentive Plan provides for the grant of "incentive stock options," as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended, options that do not so qualify (referred to herein as "nonstatutory options"), restricted stock and stock appreciation rights ("SARs"), as determined in each individual case by the Stock Incentive Committee. The Board of Directors has reserved 600,000 shares of Common Stock for issuance under the Stock Incentive Plan. In general, if any award granted under the Stock Incentive Plan expires, terminates, is forfeited or is canceled for any reason, the shares of Common Stock allocable to such award may again be made subject to an award granted under the Stock Incentive Plan.

 AWARDS
      Directors and key policy-making employees of the Company are eligible to receive grants under the Stock Incentive Plan. Awards may be granted subject to a vesting requirement. The exercise price of incentive stock options granted under the Stock Incentive Plan must at least equal the fair market value of the Common Stock subject to the option (determined as provided in the plan) on the date the option is granted. The exercise price of nonstatutory options and SARs will be determined by the Stock Incentive Committee. Directors may not receive incentive stock options.

      An incentive stock option granted under the Stock Incentive Plan to an employee owning more than 10% of the total combined voting power of all classes of capital stock of the Company is subject to the further restriction that such option must have an exercise price of at least 110% of the fair market value of the shares of Common Stock issuable upon exercise of the option (determined as of the date the option is granted) and may not have an exercise term of more than five years. Incentive stock options are also subject to the further restriction that the aggregate fair market value (determined as of the date of grant) of Common Stock as to which any such incentive stock option first becomes exercisable in any calendar year, is limited to $100,000. To the extent options covering more than $100,000 worth of Common Stock first become exercisable in any one calendar year, the excess will be nonstatutory options. For purposes of determining which, if any, options have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

      Each director and key employee eligible to participate in the Stock Incentive Plan will be notified by the Stock Incentive Committee. To receive an award under the Stock Incentive Plan, an award agreement must be executed which specifies the type of award to be granted, the number of shares of Common Stock (if any) to which the award relates, the terms and conditions of the award and the date granted. In the case of an award of options, the award agreement will also specify the price at which the shares of Common Stock subject to the option may be purchased, the date(s) on which the option becomes exercisable and whether the option is an incentive stock option or a nonstatutory option.

      The full exercise price for all shares of Common Stock purchased upon the exercise of options granted under the Stock Incentive Plan must be paid by cash, personal check, personal note, award surrender or Common Stock owned at the time of exercise. Incentive stock options granted to employees under the Stock Incentive Plan may remain outstanding and exercisable for ten years from the date of grant or until the expiration of ninety days (or such lesser period as the Stock Incentive Committee may determine) from the date on which the person to whom they were granted ceases to be employed by the Company. Nonstatutory options and SARs granted under the Stock Incentive Plan remain outstanding and exercisable for such period as the Stock Incentive Committee may determine.

      No awards have been made by the Stock Incentive Committee pursuant to the Stock Incentive Plan at this time. Awards to be made in the future have not yet been determined.

 INCOME TAX

      Incentive stock options granted under the Stock Incentive Plan have certain advantageous tax attributes to the recipient under the income tax laws. No taxable income is recognized by the option holder for income tax purposes at the time of the grant or exercise of an incentive stock option, although neither is there any income tax deduction available to the Company as a result of such a grant or exercise. Any gain or loss recognized by an option holder on the later disposition of shares of Common Stock acquired pursuant to the exercise of an incentive stock option generally will be treated as capital gain or loss if such disposition does not occur prior to one year after the date of exercise of the option, or two years after the date the option was granted.

      As in the case of incentive stock options, the grant of nonstatutory stock options, restricted stock or SARs will not result in taxable income for income tax purposes to the recipient of the awards, nor will the Company be entitled to an income tax deduction. Upon the exercise of nonstatutory stock options or SARs, or the lapse of restrictions on restricted stock, the award holder will generally recognize ordinary income for income tax purposes equal to the difference between the exercise price and the fair market value of the shares of Common Stock acquired or deemed acquired on the date of exercise, and the Company will be entitled to an income tax deduction in the amount of the ordinary income recognized by the option holder. In general, any gain or loss realized by the option holder on the subsequent disposition of such shares will be a capital gain or loss.

 AMENDMENT AND TERMINATION

      The Stock Incentive Plan expires ten years after its adoption, unless sooner terminated by the Board of Directors. The Board of Directors has authority to amend the Stock Incentive Plan in such manner as it deems advisable, except that the Board of Directors is not permitted without stockholder approval to amend the plan in a manner which would prevent the grant of incentive stock options or increase the number of shares of Common Stock available. The Stock Incentive Plan provides for appropriate adjustment, as determined by the Stock Incentive Committee, in the number and kind of shares subject to unexercised options, in the event of any change in the outstanding shares of Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event.

 REQUIRED AFFIRMATIVE VOTE

      The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the annual meeting is required to approve the Stock Incentive Plan.


      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED STOCK INCENTIVE PLAN.


 Shareholders will be provided a copy of the Plan upon request. Contact Todd Ashford at Logic Devices Incorporated, 1320 Orleans Drive, Sunnyvale, CA 94089, (408) 542-5400.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
            The following table sets forth, as of May 1, 1997, certain information concerning the beneficial ownership of Common Stock and Preferred Stock by each shareholder known by the Company to be the beneficial owner of more than 5%, by each director, by each non-director executive officer and by all executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to the shares owned by them subject to community property laws where applicable and the information contained in the footnotes to this table.
                                                Beneficial
                                                   Share         Percentage
 NAME AND ADDRESS                               OWNERSHIP(1)   OWNERSHIP(1)(2)

     5% SHAREHOLDERS:
      S.A. Hellerstein
         Trustee of the Farkas Trusts(3)          749,305(3)       12.2%
            1139 Delaware Street
            Denver, CO 80204
      BRT Partnership(4)                          319,482           5.2%
            120 South Riverside Drive
            Suite 1420
            Chicago, Illinois 60606
      Windy City, Inc.(5)
            8000 Towers Crescent Drive            500,000           8.2%
            Suite 1070
            Vienna, Virginia  22182
    DIRECTORS:
      Howard L. Farkas                            100,000(6)        1.6%
            5460 South Quebec Street
            Suite 300
            Englewood, CO  80111
      William J. Volz                             125,165           2.0%
            1320 Orleans Drive
            Sunnyvale,  CA  94089
      Albert Morrison, Jr.                         20,877(7)        0.3%
            9795 South Dixie Highway
            Miami,  FL  33156
      Burton W. Kanter                                877(8)        0.0%
            2 North LaSalle Street
            Twenty Second Floor
            Chicago,  IL   60602
      Bruce B. Lusignan                                -            0.0%
            Communications Satellite Planning Center
            Stanford University
            Stanford,  CA  94305
    NON-DIRECTOR EXECUTIVE OFFICERS:
      William  Jackson                             10,000(9)        0.2%
            1320 Orleans Drive
            Sunnyvale, CA  94089
      Todd J. Ashford                              10,691(10)       0.2%
            1320 Orleans Drive
            Sunnyvale,  CA  94089

  ALL  EXECUTIVE  OFFICERS
        AND DIRECTORS AS A GROUP (7 PERSONS)      267,610(11)       4.4%


 (1) Assumes the exercise of any warrants or options held by such person, but not the exercise of any other person's warrants or options.
 (2)    Assumes 6,121,750 shares of Common Stock outstanding as of May 1, 1997.
 (3) Consists of 15 irrevocable trusts administered by Mr. Hellerstein, an independent trustee, the beneficiaries of which consist of Mr. Farkas and members of his family.
 (4)    An  Illinois  general  partnership.   25  of the partners  of  the  BRT
        Partnership are separate and individual trusts commonly and collectively known as the Bea Ritch Trusts administered by Mr. Soloman
        A. Weisgal, an independent trustee, for the benefit of various members of Mr. Kanter's extended family but excluding Mr. Kanter.
 (5) The BRT Partnership owns 100% of the outstanding common stock of Windy City, Inc which constitutes all of the currently existing voting stock of Windy City, Inc..
 (6) Consisting of 100,000 shares of Common Stock issued to Mr. Farkas upon exercise of certain warrants funded through a loan from the Company. See "Certain Relationships and Related Transactions". Mr. Farkas disclaims any beneficial ownership of the shares held by or issuable to Mr. Hellerstein, as Trustee of the Farkas Trusts.
 (7) Includes 20,000 shares of Common Stock issued to Mr. Morrison upon exercise of certain warrants funded through a loan from the Company, See "Cerain Relationships and Related Transactions".
 (8) Mr. Kanter disclaims any beneficial ownership of the shares held by BRT Partnership and Windy City, Inc.
 (9) Such beneficial share ownership reflects an aggregate of 10,000 shares of exercisable options of Common Stock.
 (10) Such beneficial share ownership reflects an aggregate of 7,000 shares of exercisable options of Common Stock.
 (11) Such beneficial share ownership reflects an aggregate of 17,000 shares of exercisable options of Common Stock for this group.




 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
 SUMMARY COMPENSATION TABLE

      Furnished below is information with respect to compensation paid or accrued for services in all capacities during the twelve months ended December 31, 1996, to the Company's most highly paid executive officers serving at the end of 1996 whose total annual salary and bonus exceed $100,000:

                                                                    LONG-TERM
                                                      OTHER       COMPENSATION
                                                      ANNUAL         AWARDS
 NAME AND                    ANNUAL COMPENSATION   Compensation     (options)
 PRINCIPAL POSITION  YEAR    SALARY ($)  BONUS ($)      ($)      (NO. OF SHARES)

 William J. Volz.... 1996    $110,374        -           -               -
   President and     1995     118,942        -           -               -
   Chief Executive   1994     131,904(1)     -           -               -
   Officer

 William Jackson.... 1996      96,486        -           -               -
   Vice President,   1995     105,756        -           -            15,000
   Manufacturing     1994     110,558(2)     -           -            20,000

 Todd J. Ashford.... 1996     108,581(3)     -           -               -
   Chief Financial   1995      99,334(3)     -           -             7,000
   Officer           1994     119,814(3)     -           -               -

        ________________________

 (1) Includes compensation as a result of distributions of common stock under the Company's ESOP to Mr. Volz during 1994 of $12,026 which were valued at the market price at the time of distributions.
 (2) Includes compensation as a result of distributions of common stock under the Company's ESOP to Mr. Jackson during 1994 of $8,055 which were valued at the market price at the time of distributions.
 (3) Includes compensation as a result of distributions of common stock under the Company's ESOP to Mr. Ashford during 1994 of $9,383 which were valued at the market price at the time of distributions and also includes compensation consisting of automobile allowances of $6,000 for each of 1994, 1995. and 1996.



 STOCK OPTIONS

      The following table sets forth information concerning the Stock Options granted under the 1990 Incentive and Non-Qualified Stock Option Plan during the 1996 fiscal year to the named Executive Officers. The table also sets forth hypothetical gains or potential "option spreads" for those options at the end of their respective ten-year terms. These potential realizable values are based on the assumption that the market price of the Company's common stock will appreciate at a rate of five percent (5%) and ten percent(10%), compounded annually, from the date the option was granted to the last day of the full option term. The actual value realized upon the exercise of these options, if any, will be dependant upon the future performance of the Company's common stock and overall market conditions. During the 1996 fiscal year, no stock appreciation rights were granted to the named Executive Officers.

                  OPTION GRANTS IN LAST FISCAL YEAR
                                                            POTENTIAL REALIZABLE
                        INDIVIDUAL GRANTS                     Value at Assumed
                         % of Total                            Annual Rates of
               Options   Options       Exercise                   Stock Price
               Granted   Granted to    Price                   Appreciation for
               (No. of   Employees in  Per         Expiration    OPTION TERM
 NAME          SHARES)   FISCAL YEAR   SHARE ($)      DATE       5%($)  10%($)

 William J. Volz.. -          -            -            -          -       -

 William Jackson.. -          -            -            -          -       -

 Todd J. Ashford.. -          -            -            -          -       -
        _____________________



 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

      The following table provides information related to the number of stock options exercised during 1996, the number of exercisable and unexercisable options held at December 31, 1996, and the year-end value of exercisable and unexercisable options held at December 31, 1996.


                                                       VALUE OF UNEXERCISED
                             NUMBER OF                 IN-THE-MONEY OPTIONS AT
           SHARES            UNEXERCISED OPTIONS       FISCAL YEAR END (MARKET
           ACQUIRED          AT FISCAL YEAR-END        PRICE OF SHARES LESS
           ON       VALUE(1) (NO. OF SHARES)           EXERCISE PRICE)($)(2)(3)
 NAME      EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE

 William
 J. Volz...   -        -           -             -           -             -

 William
 Jackson... 5,000  $ 13,750     7,500         7,500          -             -

 Todd
 J. Ashford.  -        -        3,500         3,500          -             -

        _______________________

 (1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.
 (2) "In-the-money" options are options whose exercise price was less than the market price of the common stock at December 29, 1996.
 (3) Assuming a stock price of $2.188 per share, which was the closing price of a share of the Company's common stock reported on the Nasdaq National Market System on December 29, 1996.


 COMPENSATION OF DIRECTORS

      Directors did not receive any cash compensation during 1996 or the previous ten years for either their services as directors or for their services on the various Board committees. As discussed under "Certain Relationships and Related Transactions", three of the current non-employee directors were granted on February 15, 1995 warrants to purchase an aggregate of 220,000 shares of the Company's Common Stock at an exercise price of $2.5625 per share (the last reported Nasdaq transaction price on February 15,
 1995). During 1996 the Company extended loans to two of the non-employee director warrant holders to purchase 120,000 shares of Common Stock at the warrant exercise price of $2.5625. The notes mature July 1998 and accrue interest at the reference rate of the Company's primary commercial lender plus 2%.

 EMPLOYMENT CONTRACTS

      The  Company  currently  has no employment agreements  with  any  of  its
 employees.   None  of the Company's  executive  officers  has  employment  or severance arrangements with the Company.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Howard L. Farkas, William J. Volz and Burton W. Kanter served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended December 31, 1996. Mr. Volz was and currently is the Company's President and Chief Executive Officer. Messrs. Farkas and Kanter each received warrants to purchase 100,000 shares of the Company's Common
 Stock  during  the  fiscal  year  ended  December  31,  1995.   See  "Certain
 Relationships and Related Transactions." Mr. Volz is eligible to receive stock under the Company's Incentive and Non-qualified Stock Option Plan and, if the Stock Incentive Plan is approved, will be eligible to receive stock under the Stock Incentive Plan. Mr. Volz does not vote on committee matters regarding his salary or option grants and has not received any option grants under the Incentive and Non-qualified Stock Option Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
 ON EXECUTIVE COMPENSATION
      The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has responsibility for executive compensation matters including; review and approval of base salaries, approving individual bonuses and bonus programs for executive officers, administration of certain employee benefit programs, and review and approval of stock option grants to all employees, including the executive officers of the Company.

 OVERVIEW

      The over-all policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution
 to  that  performance.   Each  executive  officer's  compensation package  is
 generally comprised of three elements: (i) base salary, which is determined on the basis of the individual's position and responsibilities with the Company, the level of his performance, and the financial performance of the Company,
 (ii) incentive performance awards payable in cash and tied to the achievement of performance goals, and (iii) long term stock-based incentive awards designed to strengthen the mutuality of interest between the executive officers and the Company's shareholders.

 COMPONENTS OF EXECUTIVE COMPENSATION

      Several important factors considered in establishing  the  components  of
 each   executive   officer's  compensation  package  are  summarized  below.
 Additional factors were taken into account to a lesser degree. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

      BASE SALARY. The base salary for each officer is set primarily on the basis of personal performance and internal comparability considerations, and to a lesser extent on the financial performance of the Company. Because of the Company's financial performance over the past two fiscal years, the base salary levels of the executive officers have not increased above the levels in effect for them for the 1993 fiscal year. There were two exceptions to this policy: first, the base salary for Mr. Jackson was increased during the 1994 fiscal year to take into account his added responsibilities and second, the base salary for Mr. Bell which was tied to the financial performance of the Company's SRAM product line for 1989 to 1993.

      CASH INCENTIVE COMPENSATION. The Company has no regular established Cash Incentive Compensation program for its executive officers. The Compensation Committee does review the possibility of cash incentives for executive officers based on the performance of the specific officer and on the financial performance of the Company. Over the past several years no cash bonuses have been issued to executive officers except Mr. Bell who received Cash Incentive Compensation based on the performance of the Company's SRAM product financial performance.

      LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. The Company has had two long-term Stock-Based Incentive Compensation programs in place for which each of the Company's executive officers have been eligible to participate: the Logic Devices Incorporated Employee Stock Ownership Plan (the "ESOP"), and the Logic Devices Incorporated Incentive and Non-qualified Stock Option Plan (the "Option Plan"). The ESOP is designed to align the interest of each employee, including the executive officers, with those of the shareholders and provide each individual with a performance incentive from the perspective of an owner with an equity stack in the business. The ESOP was funded as a leveraged ESOP for the years 1989 to 1994 and was terminated in 1995. All participating employees, including executive officers, were allowed to take rollover distributions out of the plan in 1995. Under the ESOP, the Company's executive officers received distributions of shares of common stock for the years 1991 to 1994 based on the plan formula. For 1993 and 1994 this compensation is included in the salary of each executive at the market price of the shares at the time of distribution to the executives' ESOP account. There were no distribution of additional shares made to executive officers in 1995 under the ESOP.

      Under the Option Plan, the Compensation Committee from time to time approves grant of common stock options to the executive officers. The grants are designed to align the interest of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the current level of ownership in relation to other executive officers, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The Committee does not adhere to any specific guidelines as to the relative option holding of the Company's executive officers under the Option Plan. The options granted to executive officers under the Option Plan for the years 1994 to 1996 are included in the Summary Compensation Table as Long-Term Compensation Awards. No further shares are available under the Company's Incentive and non-qualified Stock Option Plan so shareholder approval is being sought for the Stock Incentive Plan. See "Proposal to Adopt Stock Incentive Plan."

 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        Mr. Volz is currently the Company's President and Chief Executive Officer. There is no employment or severance agreement between Mr. Volz and
 the  Company.   The Compensation Committee  determines  the  Chief  Executive
 Officer's compensation in the same manner as described above for all executives. In setting the base salary and cash incentive levels for the Chief Executive Officer, the Compensation Committee reviews comparative information reflecting recent compensation data for the industry. Mr. Volz base salary has been set accordingly and Mr. Volz has not received any cash
 incentive  compensation.   Mr.  Volz has been eligible to receive stock under
 both the Company's ESOP and Option Plan, but Mr. Volz has elected not to receive any option grants under the Option Plan.


      With respect to matters related to all elements of compensation the Compensation Committee submits this report.

            William J. Volz
            Howard L.  Farkas
            Burton W. Kanter

 COMPANY PERFORMANCE GRAPH

 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG LOGC, THE S&P 500 INDEX
                AND THE NASDAQ ELECTRONIC COMPONENTS STOCK INDEX

      Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Electronic Components Stock Index, S&P 500 Index, and S&P High Tech Stock Index for the period of five years commencing December 31, 1991 and ending December 31, 1996. The Company is changing from the S&P High Tech Index use in 1996 proxy statement to the Nasdaq Electronic Components Stock Index because the Company believes the Nasdaq Electronic Components Stock Index is more representative of the Company's peer group. The graph and table assume that $100 was invested on December 31, 1991 in each of the Company's Common Stock, the Nasdaq Electronics Components Index, the S&P 500 Index, and the S&P High Tech Index and that all dividends were reinvested.












 (Insert Chart)










                                      1991   1992   1993  1994  1995  1996
 Nasdaq Elec. Components Stock Index $ 100  $ 156  $ 215 $ 237 $ 393 $ 679
 S&P 500                             $ 100  $ 104  $ 112 $ 110 $ 148 $ 178
 S&P High Tech Stock Index           $ 100  $ 104  $ 128 $ 149 $ 214 $ 390
 LOGC                                $ 100  $  77  $ 173 $  98 $ 305 $  80

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Various trusts consisting of 15 separate irrevocable trusts administered by S.A. Hellerstein, the beneficiaries of which consist of Mr. Howard Farkas, the Company's Chairman of the Board, and members of his family (the "Farkas Trusts") and 25 separate irrevocable trusts administered by Solomon A. Weisgal, the beneficiaries of which consist of members of the family of Mr. Burton Kanter, a director of the Company, but do not include Mr. Kanter (the "Bea Ritch Trusts" and, collectively with the Farkas Trusts, the "Trusts")
 have  loaned  various  amounts  to  the  Company.   The  various  loans  were
 consolidated into a single loan which had an original principal balance of $3,367,913 as of December 31, 1987, and the maturity date of such loan was extended on several occasions. In June 1995 the Company obtained a term loan from its bank for repayment of the entire shareholder loan (principal plus accrued interest). The total principal plus accrued interest paid by the Company on the shareholder loan for the fiscal year ended December 31, 1995 was $863,900 and $44,200, respectively.

      In connection with various of the loan extensions, the Trusts were issued warrants ("Warrants") to purchase an aggregate of 150,000 shares of Common Stock. As of March 1996, all of the Warrants had been exercised. The exercise price of the Warrants was $3.45 per share (120% of the March 31, 1991 closing bid price of $2.875). The shares underlying the Warrants are registered under the Securities Act.

      On February 15, 1995, the three then non-employee directors were granted warrants to purchase an aggregate of 220,000 shares of the Company's Common
 Stock.   The exercise price is $2.5625 per share which is the  last  reported transaction price on the grant date. Mr. Farkas and Mr. Kanter each received warrants to purchase 100,000 shares of the Company's Common Stock for their services as directors and members of the Board's Executive Committee and Mr. Morrison received warrants to purchase 20,000 shares of the Company's Common Stock for his services as an outside director to the Company's Board of Directors. The warrants were approved at a meeting of the Board of Directors on February 15, 1995. Mr. Volz was not present at the meeting. The warrant grants were approved by the shareholders at the 1995 annual meeting of shareholders. The warrant initially issued to Mr. Kanter was transferred by
 him after the 1995 fiscal  year  end  and  is  currently  outstanding.    The
 warrants issued to Messrs. Farkas and Morrison were exercised in 1996 through financing provided by the Company. The loans are evidenced by promissory notes which are secured by the shares of Common Stock acquired on exercise of the warrants, bear interest at the reference rate, as announced by the Company's primary commercial lender from time to time, plus 2% and mature in July 1998.

      Any future transactions with the Company's officers, directors or principal shareholders, or any of their affiliates, will be on terms the Board of Directors believes to be no less favorable to the Company than those that could be obtained from an unrelated third party in an arms-length transaction.

                                 ACCOUNTANTS

      The firm of Meredith, Cardozo & Lanz LLP was the Company's principal accountants for the fiscal year ended December 31, 1996 and has been selected to examine the financial statements of the Company for 1997. A representative of Meredith, Cardozo & Lanz LLP is expected to attend the meeting where he will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.


                     1998 ANNUAL MEETING OF SHAREHOLDERS

      Any proposals of shareholders intended to be personally presented at the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company for inclusion in the Company's Proxy Statement and form of Proxy no later than December 31, 1997. Any such proposals will be subject to the proxy rules adopted under the Securities Exchange Act of 1934, as amended.




                                                By order of the Board of
 Directors



                                                Todd J. Ashford, Secretary


 April 29, 1997
 Sunnyvale, California